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                                                                     EXHIBIT 3.4

                                SECOND AMENDMENT
                                       TO
                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                                       OF
                                SARDY HOUSE, LLC


         This Second Amendment to Limited Liability Company Agreement of Sardy House, LLC (this "Amendment") is executed this 15th day of July, 2003, by Block 66, LLC ("Manager"), as manager of the Sardy House, LLC (the "Company"), and by North and South Aspen, LLC ("Member"), as sole member of the Company.

                                    RECITALS

         A. The Member formed the Company by filing Articles of Organization on February 4, 2003 with the Colorado Secretary of State, and by executing the Limited Liability Company Agreement as of March 21, 2003, as amended by that certain First Amendment dated May 20, 2003 (the "Agreement"). Terms defined in the Agreement shall have the same meaning in this Amendment unless otherwise defined herein.

         B. Member and Manager now desire to amend the Agreement as set forth below.

         C. In accordance with sections 14.2 and 7.7 of the Agreement, Member hereby waives notice of any meeting, and consents to and approves the action taken in this Amendment.

                                    AGREEMENT

         Now, therefore, in consideration of the mutual promises and other valuable consideration, the parties agree as follows:

         1.       Amendments.

                  a. In Section 4.3(iii), "Rights of Holders of Units," subsection (iii) is deleted and replaced in its entirety with the following:

                  "The net proceeds available for distribution to the Member attributable to the leasing of a Residence during the Member's confirmed Exclusive Week after deduction for the expenses of such rental activity which may include leasing commissions, management fees and a proportionate share of other expenses such as general operating expenses for the Residences."

                  b. Section 4.9, "Legend," is deleted and replaced in its entirety with the following:


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         "Section 4.9      Legend.

                  (i) In the event that certificates representing Units in the Company are issued, such certificates shall bear, in addition to any other legend or legends required by applicable securities laws, a legend in substantially the following form:

                  THE UNIT REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED IN A LIMITED LIABILITY COMPANY OPERATING AGREEMENT, AS AMENDED, GOVERNING THE COMPANY BY AND AMONG THE MEMBERS THERETO. SUCH TERMS AND CONDITIONS INCLUDE PROVISIONS FOR ASSESSMENTS OF REQUIRED CAPITAL CONTRIBUTIONS FROM THE HOLDER OF THE UNIT REPRESENTED HEREBY AND PROVISIONS TO WHICH THE TRANSFER OF THE UNIT REPRESENTED HEREBY IS SUBJECT. A COPY OF SUCH LIMITED LIABILITY COMPANY OPERATING AGREEMENT IS AVAILABLE AT THE COMPANY'S PRINCIPAL OFFICE.

                  (ii) In the event that certificates representing Units in the Company which constitute "restricted securities" under applicable securities laws are issued, such certificates shall bear, in addition to the legend set forth in subsection (i) above, a legend in substantially the following form:

                  THE UNIT REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS, AND IS A "RESTRICTED SECURITY" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH UNIT IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND SALE AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY."

                  c. In Section 5.5 "Quorum, Manner of Acting, Etc.," the second-to-last sentence is deleted and replaced in its entirety with the following, and the remainder of the Section shall remain unaltered and unchanged:


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                  "By resolution of the Committee Members and if provided for in an approved and ratified budget, any Committee Member may be paid any one or more of the following: his expenses, if any, for attendance at meetings; a fixed sum for attendance at each meeting; a stated salary as Committee Member; or such other compensation as the Committee Member and the remaining Committee Members may reasonably agree upon."

                  d. In Section 6.12(i), "Officers," the last sentence in subsection (i) is deleted and replaced in its entirety with the following, and the remainder of the Section shall remain unaltered and unchanged:

                  "So long as individuals who are principals of the Manager are designated as officers of the Company, such individuals shall receive no additional salary or compensation for their service as officers. Any other compensation to officers designated under any other circumstances shall be fixed as a specific item of the Company's operations budget to be approved by the Advisory Committee and ratified by the Members in accordance with this Operating Agreement."

                  e. Section 9.3, "Income Allocation for Tax Purposes," is deleted in its entirety and replaced in its entirety to read as follows:

                  "9.3 Income and Loss Allocation for Tax Purposes. The Income and Loss of the Company shall be accounted for separately with respect to the Residences ("Residence Income" and "Residence Loss") and the activities of the Company in connection with the rental of lodging units (the "Lodging Income" and "Lodging Loss"). Lodging Income and Lodging Loss shall be allocated to the Members in accordance with the number of Units held by each. Each Member shall be allocated net Residence Income equal to the gross amount received by the Company with respect to the Member's Exclusive Weeks for which the Main Residence or Carriage House Residence, as the case may be, is rented by the Company less that portion of the expenses, including any depreciation, attribute to the rental the Main Residence or Carriage House Residence during the Member's Exclusive Weeks as determined by the Manager. The Manager shall make appropriate further allocations to account for the differences in the operational costs and other items between the Main Residence and the Carriage House Residence. In making the allocations of Income and Loss, the Company shall follow the rules in Exhibit B, "Regulatory Allocations."

                  f. In Section 10.2, "Fiscal Year," is deleted and replaced in its entirety with the following:

                  "This fiscal year of the Company shall commence April 1 and end on March 31."


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                  g. Section 12.7, "Admission of New Members," is deleted in its entirety.

         2. New Exhibit B. The Agreement shall be amended to include a new Exhibit B, "Regulatory Allocations," as set forth and attached to this Amendment as Exhibit B.

         3. Incorporation. The terms and provisions of Paragraphs 1 and 2 of this Amendment are hereby incorporated into the Agreement and, except for the amendment herein contained, all of the terms and provisions of the Agreement shall remain in full force and effect, unaltered and unchanged by this Amendment. To the extent that the terms and provisions of this Amendment conflict with the terms and provisions of the Agreement, the terms and provisions of this Amendment shall control.

         4. Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed for all purposes to be an original, and all counterparts shall together constitute but one and the same Amendment.

                  IN WITNESS WHEREOF, the parties hereto, intending legally to be bound hereby, have executed this Second Amendment to Limited Liability Company Agreement of Sardy House, LLC as of the date first above written.

                                  MEMBER:

                                  NORTH AND SOUTH ASPEN, LLC, a Colorado
                                  limited liability company


                                  By:  /S/ FRANK S. PETERS
                                       ------------------------
                                       Frank S. Peters, Manager

                                  MANAGER:

                                  BLOCK 66, LLC, a Colorado limited liability company


                                  By:  /S/ DANIEL D. DELANO
                                       -------------------------
                                       Daniel D. Delano, Manager


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                                SARDY HOUSE, LLC
                                    EXHIBIT B
                             REGULATORY ALLOCATIONS

         1. Special Allocations. The following special allocations shall be made in the following order (references to sections are to the Federal Income Tax Regulations):

                  (a) Minimum Gain Chargeback. Except as otherwise provided in
Section 1.704-2(f), notwithstanding any other provision of this Section, if there is a net decrease in Minimum Gain (as defined in Section 1.704-2(d)) during any accounting period, each Member shall be specially allocated items of Income for such accounting period (and, if necessary, subsequent accounting periods) in an amount equal to such Member's share of the net decrease in Minimum Gain, determined in accordance with Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Subsection is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (b) Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4), notwithstanding any other provision of this Section, if there is a net decrease in Member nonrecourse debt Minimum Gain attributable to Member nonrecourse debt during any accounting period, each Person who has a share of the Member nonrecourse debt Minimum Gain attributable to such Member nonrecourse debt, determined in accordance with Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such accounting period (and, if necessary, subsequent accounting periods) in an amount equal to such Person's share of the net decrease in Member nonrecourse debt Minimum Gain attributable to such Member nonrecourse debt, determined in accordance with Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each such Person pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-(j)(2). This subsection is intended to comply with the Minimum Gain chargeback requirement in Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in
Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5), or Section
1.704-1(b)(2)(ii)(d)(6), items of Income shall be specially allocated to each such Person in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the adjusted Capital Account deficit of such Person as quickly as possible, provided that an allocation pursuant to this subsection shall be made if and only to the extent that such Person would have an adjusted Capital Account deficit after all other allocations provided for in this section have been tentatively made as if this subsection were not in the Agreement.

                  (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Company accounting period which is in excess of the sum of (i) the amount such Person is obligated to restore (pursuant to the terms of such Person's promissory



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note, if any, or otherwise), and (ii) the amount such Person is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Person shall be specially allocated items of Income in the amount of such excess as quickly as possible, provided that an allocation pursuant to this subsection shall be made if and only to the extent that such Person would have a deficit Capital Account in excess of such sum after all other allocations provided for in this section have been tentatively made as if this Subsection and Subsection 1(c) hereof were not in the Agreement.

                  (e) Nonrecourse Deductions. Nonrecourse deductions (as defined in Section 1.704-2(c)) for any Company accounting period shall be specially allocated among the Members in proportion to their Units.

                  (f) Member Nonrecourse Deductions. Any nonrecourse deductions for any Company accounting period shall be specially allocated to the Member who bears the economic risk of loss with respect to the nonrecourse debt to which such Member nonrecourse deductions are attributable in accordance with Section 1.704-2(i)(1).

                  (g) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Section 1.704-1(b)(2)(iv)(m)(2) or
Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall (to the extent permitted by the Regulations to Code Section 704(b)) be taken into account as gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of the asset for purposes of computing Income or Loss; otherwise, to the extent not so permitted by the Regulations, such gain or loss shall be specially allocated to the Members in accordance with their Units in the event that
Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Section 1.704-1(b)(2)(iv)(m)(4) applies.

         2. Curative Allocations. The allocations set forth in Section 1 hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section. Therefore, notwithstanding any other provision of this Exhibit (other than Section 4 hereof and the Regulatory Allocations), the Manager shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate, so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Person would have had if the Regulatory Allocations were not part of the Agreement. In exercising its discretion under this Section, the Manager shall take into account future Regulatory Allocations under Sections 1(a) and 1(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 1(e) and 1(f).


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         3. Other Allocation Rules.

                  (a) Generally, except as otherwise provided herein, all Income, Loss and all other items allocated to the Members shall be allocated among them in proportion to the Units held by each. In the event that Members are admitted to the Company on different dates during any Company accounting period, except as otherwise provided herein, the Income or Loss allocated to the Members for each such accounting period shall be allocated among the Members in proportion to the number of Units each holds from time to time during such accounting period in accordance with Code Section 706, using any convention permitted by law and selected by the Manager.

                  (b) For purposes of determining the Income, Loss or any other items allocable to any period, Income, Loss, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Code Section 706 and the Regulations thereunder.

                  (c) The "excess nonrecourse liabilities" of the Company within the meaning of Section 1.752-3(a)(3), for any Company accounting period, shall be specially allocated to and among the Members, in proportion to their number of Units.

         4. Manager's Discretionary Powers. The Members intend to allocate Income and Loss in accordance with their economic interests in the Company while complying with the requirements of Code Sections 704(b) and 752 and the Treasury Regulations promulgated thereunder. If, in the opinion of the Manager, the allocation of Income or Loss pursuant to the preceding provisions of this Section does not (i) satisfy the requirements of Code Sections 704(b) and 752 or the Treasury Regulations thereunder, (ii) comply with any other provisions of the Code or Treasury Regulations or (iii) properly take into account any expenditure made by the Company or the transfer of Units, then notwithstanding anything to the contrary contained in this Agreement, Income and Loss shall be allocated in such manner as the Manager in its sole discretion determines to be required so as to reflect properly items (i), (ii) or (iii), as the case may be, and the Manager shall have the right to amend this Agreement without action by the Members to reflect any such change in the method of allocating Income and Loss; provided, however, that any change in the method of allocating Income or Loss shall not materially alter the economic agreement among the Members.




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